                                 LEASE AGREEMENT

                                     Between

                         STRATUS 7000 WEST JOINT VENTURE

                                  as Landlord,

                                       and

                            SILICON LABORATORIES INC.

                                   as Tenant,

               Covering approximately 34,531 rentable square feet
                    of the Building known (or to be known) as

                        7000 West at Lantana, Building 1

                                   located at

                         7000 West William Cannon Drive

                               Austin, Texas 78735

                            BASIC LEASE INFORMATION

Lease Date:              October 27, 1999

Tenant:                  Silicon Laboratories Inc.

Tenant's Address:        4635 Boston Lane
                         ---------------------------
                         Austin Texas 78735
                         ---------------------------

                         ---------------------------

                         ---------------------------

Contact:                 John McGovern

Telephone:               (512) 416-8500
                         ---------------------------

Landlord:                Stratus 7000 West Joint Venture

Landlord's
Address:                 c/o Stratus Management, L.L.C.
                         98 San Jacinto, Suite 220
                         Austin, Texas 78701

Contact:                 Rick Lindley

Telephone:               478-5788

Premises:                Suite No. ____ containing approximately 34,531 rentable
                         square feet on the second floor of the Building. The
                         Premises are outlined on the plan attached to the Lease
                         as EXHIBIT A-1. The Premises are measured using 1996
                         BOMA useable standards multiplied by the Building
                         Factor of 1.0881.

Building:                7000 West at Lantana Building 1, which contains
                         66,606 of rentable square feet and is located or to be
                         located on the land described on EXHIBIT A attached
                         hereto (the "LAND").

Project: 7000 West at Lantana, which includes the Building, one (1) other office building known (or if not yet constructed, to be known) as Building 2 and related parking facilities and commons areas, as shown on EXHIBIT A-2 attached hereto.

Development:             All improvements within the Project plus all other
                         improvements owned by Landlord and Landlord's
                         affiliates in an area in the Lantana Corporate Center
                         bounded by William Cannon Drive West on the west,
                         Southwest Parkway on the north, and Vega running on the
                         southern boundary.

Term:                    Seventy-six (76) months, commencing the later of: i)
                         February 1, 2000 or ii) the date upon which the Work improvements set forth in EXHIBIT D have been Substantially Completed (the "Commencement Date") and ending at 5:00 p.m., May 31, 2006, subject to adjustment based on the date of Substantial Completion and earlier termination as provided in the Lease.

Substantial Completion:  The term "Substantially Completed" or "Substantial
                         Completion" shall mean that, in the opinion of the architect and space planner that prepared the Working
                         Drawings, such Work has been substantially completed in accordance with the Working Drawings, the Premises are in good and satisfactory condition, with the exception of completion of minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises that remain to be performed (items normally referred to as "punch list" items), and the City of Austin has issued a certificate of occupancy for the Premises;
                         provided, however, that if and to the extent
                         Substantial Completion would have occurred earlier but for any Tenant Delays (as defined in Exhibit D),
                         Substantial Completion shall be deemed to have occurred on the date it would have occurred but for those Tenant
                         Delays.

                                       i


Basic Rental:            (i) for month 1-6, $22,301.27 per month, which is based
                         on an Annual Basic Rental of $15.50 per rentable square
                         foot, but only on 17,265.5 square feet (1/2 of the
                         Premises) (i.e., the rent on 1/2 of the Premises is
                         being abated for six months); provided, however, that,
                         during months 1-6, Tenant shall pay Basic Rent to
                         Landlord for any space occupied by Tenant for office
                         use (as contrasted to storage) over and above 17,265.5
                         square feet on a per diem basis at a rate of $15.50 per
                         rentable square foot/year; (ii) for months 7-24,
                         $44,602.54 per month, which is based on an annual Basic
                         Rental of $15.50 per rentable square foot on the full
                         34,531 square feet; (iii) for months 25-48, $47,480.12
                         per month, which is based on an annual Basic Rental of
                         $16.50 per rentable square foot and (iv) for months
                         49-76, $48,918.92 per month, which is based on an
                         annual Basic Rental of $17.00 per rentable square foot.

Security Deposit:        $64,745.62 in cash and the Letter of Credit (as defined
                         in Section 6)

Rent:                    Basic Rental, Tenant's Proportionate Share of Basic
                         Costs and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:           General office use including ancillary uses related to
                         general office use, including the operation of vending
                         machines within the Premises for use by Tenant's
                         employees and visitors.

Tenant's
Proportionate
Share:                   51.84%, which is the percentage obtained by dividing
                         (a) the 34,531 rentable square feet in the Premises by
                         (b) the 66,606 rentable square feet in the Building.

Tenant's Estimated
Proportionate Share
of Basic Costs:          Costs of $7.00 per rentable square foot ($20,143.08 per
                         month) beginning on the Commencement Date and on the
                         first day of each calendar month thereafter through
                         December 31, 2000; provided, however, that Tenant's
                         Estimated Proportionate Share of Basic Costs shall be
                         abated as to 17,265.5 square feet out of the total
                         34,531 square feet within the Premises for months 1-6
                         (I.E., the estimated amount of Tenant's Proportionate
                         Share of Basic Costs for months 1-6 of the Lease is
                         $10,071.54 per month). Notwithstanding the foregoing,
                         during months 1-6, Tenant shall pay Tenant's Estimated
                         Proportionate Share of Basic Costs to Landlord for any
                         space occupied by Tenant over and above 17,265.5 square
                         feet on a per diem basis billed monthly in arrears at a
                         rate of $7.00 per rentable square foot/year.
                         Furthermore, the abatements provided for in this
                         paragraph shall apply to utilities, as described in
                         paragraph 4 of Exhibit C attached hereto, so long as
                         the HVAC system, lighting (except basic and emergency
                         lighting) and all office machinery and equipment is
                         operated during the abatement period only in that
                         certain approximately 17,265.5 square feet of the
                         Premises shown on Exhibit A-1 attached hereto as the
                         "Initial Space". If the HVAC system, lighting (except
                         basic and emergency lighting) or any office machinery
                         or equipment is operated in portions of the Premises
                         other than the Initial Space during months 1-6, Tenant
                         shall pay Tenant's Estimated Proportionate Share of the
                         utility portion of Basic Costs to Landlord for all of
                         the Premises on a per diem basis billed monthly in
                         arrears. Beginning on January 1, 2001 and thereafter,
                         the costs shall be paid by Tenant as set forth in
                         Section 4(c) of the Lease.
Initial
Liability
Insurance Amount:        $3,000,000.00

Maximum
Construction
Allowance:               $24.00 per rentable square foot

Building's
Proportionate
Share: The percentage obtained by dividing (a) the 66,606 rentable square feet contained within Building by (b) the number of completed rentable square feet contained within the Project; provided that Landlord and Tenant acknowledge that the Building's Proportionate Share be adjusted as additional completed rentable square feet are added to or subtracted from the Project. Currently, the Building's Proportionate Share equals 100%.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                       LANDLORD:  STRATUS 7000 WEST JOINT VENTURE
                                  a Texas joint venture

                             By:  OLY LANTANA, L.P., a Texas limited
                                  partnership, Joint Venturer

                                  By:  OLY LANTANA, GP, L.L.C., a Texas limted
                                       liability company, its General Partner

                                       By: /s/ Hal R. Hall
                                          ------------------------------
                                       Name:
                                             ---------------------------
                                       Title:
                                             ---------------------------

                             By: STRATUS 7000 WEST, LTD., a Texas limited partnership, Joint Venturer

                                  By:  STRS, L.L.C., a Delaware limited
                                       liability company, its General Partner

                                       By:  STRATUS PROPERTIES INC., a Delaware
                                            limited liability company, its
                                            sole member

                                            By: /s/ William H. Armstrong
                                               ------------------------------
                                                William H. Armstrong, III
                                                President and CEO

                       TENANT: SILICON LABORATORIES INC.


                             By: /s/ Navdeep S. Sooch
                                -----------------------------
                                Navdeep S. Sooch
                                Chairman and CEO

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
DEFINITIONS AND BASIC PROVISIONS.......................................  1

LEASE GRANT............................................................  1

TERM...................................................................  1

RENT...................................................................  1
        (a)  Payment...................................................  1
        (b)  Consumer Price Index Increases to Basic Rental............  1
        (c)  Basic Costs...............................................  1
        (d)  Annual Cost Statement.....................................  1
        (e)  Restoration of Services; Abatement........................  2

DELINQUENT PAYMENT; HANDLING CHARGES...................................  2

SECURITY DEPOSIT.......................................................  2

LANDLORD'S OBLIGATIONS.................................................  3
        (a)  Services..................................................  3
        (b)  Excess Utility Use........................................  3
        (c)  Discontinuance............................................  4
        (d)  Adjustments to Basic Costs................................  4

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE........................  4
        (a)  Improvements; Alterations.................................  4
        (b)  Repairs; Maintenance......................................  4
        (c)  Performance of Work.......................................  5
        (d)  Mechanic's Liens..........................................  5

USE....................................................................  5

ASSIGNMENT AND SUBLETTING..............................................  5
        (a)  Transfers; Consent........................................  5
        (b)  Cancellation..............................................  6
        (c)  Additional Compensation...................................  6

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.............................  6
        (a)  Tenant's Insurance........................................  6
        (b)  Landlord's Insurance......................................  6
        (d)  Waiver of Negligence Claims; No Subrogation...............  7
        (e)  Indemnity.................................................  7

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE...............  7
        (a)  Subordination.............................................  7
        (b)  Attornment................................................  7
        (c)  Notice to Landlord's Mortgagee............................  7

RULES AND REGULATIONS..................................................  7

CONDEMNATION...........................................................  7
        (a)  Taking - Landlord's and Tenant's Right....................  7
        (b)  Taking - Landlord's Rights................................  8
        (c)  Award.....................................................  8

FIRE OR OTHER CASUALTY.................................................  8
        (a)  Repair Estimate...........................................  8
        (b)  Landlord's and Tenant's Rights............................  8
        (c)  Landlord's Rights.........................................  8
        (d)  Repair Obligation.........................................  8

TAXES..................................................................  8

EVENTS OF DEFAULT......................................................  8

REMEDIES...............................................................  9

                                       iv

PAYMENT BY TENANT; NON-WAIVER..........................................  9
        (a)  Payment by Tenant......................................... 10
        (b)  No Waiver................................................. 10

SURRENDER OF PREMISES.................................................. 10

HOLDING OVER........................................................... 10

CERTAIN RIGHTS RESERVED BY LANDLORD.................................... 10

SUBSTITUTION SPACE..................................................... 10

MISCELLANEOUS.......................................................... 11
        (a)  Landlord Transfer......................................... 11
        (b)  Landlord's Liability...................................... 11
        (c)  Force Majeure............................................. 11
        (d)  Brokerage................................................. 11
        (e)  Estoppel Certificates..................................... 11
        (f)  Notices................................................... 11
        (g)  Separability.............................................. 11
        (h)  Amendments; and Binding Effect............................ 11
        (i)  Quiet Enjoyment........................................... 11
        (j)  Joint and Several Liability............................... 11
        (k)  Captions.................................................. 11
        (l)  No Merger................................................. 11
        (m)  No Offer.................................................. 12
        (n)  Exhibits.................................................. 12
        (o)  Entire Agreement.......................................... 12

HAZARDOUS SUBSTANCES................................................... 12

LANDLORD'S LIEN........................................................ 13

SPECIAL PROVISIONS..................................................... 13

                            LIST OF DEFINED TERMS

                                                             Page
                                                              No.
Affiliate...................................................   6
Annual Cost Statement.......................................   1
Basic Cost.................................................. C-1
Basic Lease Information.....................................   1
Building....................................................   i
Casualty....................................................   8
Commencement Date...........................................   i
Construction Allowance...................................... D-2
Damage Notice...............................................   8
Development.................................................   i
Event of Default............................................   8
Initial Liability Insurance Amount..........................   6
Land........................................................   i
Landlord....................................................   1
Landlord's Mortgagee........................................   7
Lease.......................................................   1
Loss........................................................   6
Mortgage....................................................   7
Parking Facilities.......................................... E-1
Primary Lease...............................................   7
Taking......................................................   7
Taxes....................................................... C-1
Tenant......................................................   1
Tenant Delay................................................ D-1
Total Construction Costs.................................... D-1
Transfer....................................................   5
Work........................................................ D-1
Working Drawings............................................ D-1


                                      LEASE

THIS LEASE AGREEMENT (this "LEASE") is entered into as of OCTOBER 27 1999, between Stratus 7000 West Joint Venture, a Texas joint venture ("LANDLORD"), and Silicon Laboratories, Inc. (TENANT").

DEFINITIONS
AND BASIC
PROVISIONS

               1. The definitions and basic provision set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE
GRANT          2.   Subject to the terms of this Lease, Landlord leases to
          Tenant, and Tenant leases from Landlord, the Premises.

TERM           3.   If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become available and ready for occupancy by Tenant, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

RENT           4.   (a)  PAYMENT. Tenant shall timely pay to Landlord the Basic
          Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in EXHIBIT C, without deduction or set off except as otherwise expressly provided in Section 7(d), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable upon the Commencement Date of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

               (b) CONSUMER PRICE INDEX INCREASES TO BASIC RENTAL. (Intentionally Omitted.)

               (c) BASIC COSTS. Beginning on January 1, 2001 and thereafter, Tenant shall pay to Landlord, on the first day of each calendar month, an amount equal to the product of (1) 1/12 of the estimated Basic Costs (as described on EXHIBIT C), multiplied by (2) Tenant's Proportionate Share. From time to time during any calendar year after calendar year 2000, Landlord may in good faith estimate and re-estimate the Proportionate Share of Basic Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of estimated Basic Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of its Proportionate Share of Basic Costs as estimated in good faith by Landlord.

               (d) ANNUAL COST STATEMENT. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs (the "ANNUAL COST STATEMENT") for the previous year (including calendar year 2000) adjusted as provided in Section 4.(e). If the Annual Cost Statement reveals that Tenant paid more for Basic Costs than

          Tenant's Proportionate Share of Basic Costs in the year for which such statement was prepared, then Landlord shall credit Tenant for such excess during the following year; likewise, if Tenant paid less than Tenant's Proportionate Share of Basic Costs, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement in question; provided, however, that in no event shall Tenant's Proportionate Share of Basic Costs in any year (commencing with calendar year 2001) exceed the immediately preceding year's Proportionate Share of Basic Costs by more than six percent (6%) of such preceding year's Proportionate Share of Basic Costs, excluding Tenant's Proportionate Share of Basic Costs for insurance, taxes and utilities (none of which shall be subject to such yearly six percent (6%) maximum increase). Notwithstanding the foregoing, it is hereby acknowledged that the 6% cap on controllable Basic Costs shall be calculated on a cumulative basis (i.e., if the increase in costs in any given year is less than 6% then the difference between the actual percentage increase and 6% may be carried over to be used in subsequent years in which the increase exceeds 6%). Further, the parties acknowledge that for purposes of calculating the cap on Basic Costs in calendar year 2001, adjustments shall be made (subject to the limitations in Section 4(e) below) in order to reflect any abatements of the Basic Costs granted to Tenant for calendar year 2000, as provided in the Basic Lease Information.

               (e) ADJUSTMENTS TO BASIC COSTS. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

               (f) AUDIT RIGHTS. Tenant and its agents shall have the right, upon ten (10) days' written notice, to audit, inspect and copy the books and records relating to the Basic Costs during normal business hours. If any audit shall accurately reflect a discrepancy between the actual Basic Costs and the amount shown on any Annual Cost Statement previously furnished Tenant, the parties shall reconcile the discrepancy. Tenant shall not be permitted to audit periods earlier than the immediately preceding two (2) years.

DELINQUENT
PAYMENT;
HANDLING
CHARGES        5.   All payments required of Tenant hereunder shall bear
          interest from the date due until paid at the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest. The interest and the 5% fee referenced in this Section 5 shall begin to accrue and only be payable by Tenant on the tenth
          (10th) day following written notice from Landlord notifying Tenant of Tenant's delinquency; provided, however, that in the event Landlord gives to Tenant notice of Tenant's delinquency two (2) times in any calendar year, the interest and the 5% fee referenced in this Section 5 shall begin to accrue and be payable by Tenant immediately (without notice) upon Tenant's third (3rd) delinquency (and any subsequent delinquencies) in such calendar year.

SECURITY
DEPOSIT        6.   Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit upon and after an Event of Default to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

          In addition to the cash Security Deposit above, Tenant shall deposit with Landlord on or before the thirtieth (30th) day after the date hereof, either additional cash or irrevocable stand-by letter(s) of credit in the amount of $500,000.00 (whether one or more, the "LETTER OF CREDIT"), which shall be held and/or applied by Landlord in accordance with this Section 6; however, the Letter of Credit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). The Letter of Credit shall be issued by a bank reasonably acceptable to Landlord and shall otherwise be in such form and contain such terms as are reasonably acceptable to Landlord. The Letter of Credit will be structured as successive one-year obligations for the entire term with rights to draw on the Letter of Credit of a substitute letter of credit of the proper amount is not in place within twenty (20) business days before expiration of the Letter of Credit. Landlord hereby approves Imperial Bank as the acceptable provider of the Letter of Credit in such form and terms set forth in EXHIBIT I "Letter of Credit Pro Form Wording." The amount of the Letter of Credit shall be decreased by 16.67% on each anniversary of the Commencement Date, so long as no Event of Default exists. Upon an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law, cash the Letter of Credit (as the same may have been reduced) and notify Tenant of such action and use and hold the same as a cash security deposit, which shall include the right to use any portion thereof to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Letter of Credit to its then amortized balance upon request. The Letter of Credit will be returned to Tenant within 30 days after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term. If Landlord sells its interest in the Building, the Letter of Credit shall be transferred to such purchaser, and Tenant hereby agrees to cooperate in effectuating any such transfer. Notwithstanding the foregoing, the Letter of Credit shall be returned to Tenant, so long as no Event of Default exists, if either of the following shall occur: (1) if Tenant is a privately owned company, an audited financial statement is provided to Landlord showing twelve (12) consecutive months' aggregate revenues in excess of $80,000,000.00 and an aggregate net operating income in excess of $8,000,000.00 for such 12 consecutive months; or (2) if Tenant is a publicly owned company, Securities and Exchange Commission filings containing financial statements are provided to Landlord showing four quarters' aggregate revenues in excess of $80,000,000.00 and a net operating income in excess of $8,000,000.00 (such period may include unaudited quarterly periods provided that they are filed with the Securities and Exchange Commission).

LANDLORD'S
OBLIGATIONS

               7. (a) SERVICES. Provided no Event of Default exists, Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, during normal business hours, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service, in compliance with Tenant's confidential and proprietary procedures, to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; provided, however, that Landlord, at its option, may decide to cease providing janitorial service to the Premises, in which event Tenant will be responsible for providing its own janitorial service and Tenant's Proportionate share of Basic Costs shall be equitably reduced to reflect the same; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes; and (6) electrical current during normal business hours at a power capacity of 4 watts per rentable space foot for lighting and outlets ("Normal Usage"). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this
          Section 7.(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage (except for heated and refrigerated air conditioning, which shall be immediately available to Tenant through use of an automated "on-demand" system to be installed by Landlord or, in the event such automated "on-demand" system is not available due to system failure, immediately provided by Landlord upon verbal request from Tenant, so long as such request is made during normal business hours), and Tenant shall pay to Landlord the cost of such services, which shall be provided at the same rate charged other tenants in the Building, within ten days after Landlord has delivered to Tenant an invoice therefor. As used herein, the term "normal business hours" shall mean from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays, except for legal holidays. Based on a letter from Southwestern Bell, Landlord has confirmed fiber optics are to be provided to a point adjacent to the outside of the Building or at the telecommunications building at the northwest corner of Rialto and William Cannon. The provider of such fiber optics shall be Southwestern Bell. Tenant, if it so desires at Tenant's cost, shall be responsible and Landlord grants all consents for obtaining fiber optics telecommunications service to the Premises from a point adjacent to the outside of the building or the telecommunication building (without additional rent for using risers or feeder space or otherwise); provided that in doing so Tenant shall not adversely affect the Building or Building systems or interfere with other tenants or building operations; and provided further that, Landlord has or will designate the Building as a multi-tenant building with Southwestern Bell, thereby making the Premises the point of demarcation for Tenant's fiber optics service.

               (b) EXCESS UTILITY USE. Landlord shall use reasonable efforts to furnish electrical current for special lighting, computers and other equipment whose electrical energy consumption exceeds Normal Usage through the then-existing feeders and risers serving the Building and the Premises (not to exceed, however, 6.5 watts per rentable square foot), and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring electrical current in excess of Normal Usage unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, personal computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

               (c) DISCONTINUANCE. Landlord's obligation to furnish services under Section 7.(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 30-days' prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a fully functioning, equivalent capacity direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

               (d) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall (i) not render Landlord liable for any damages caused thereby, (ii) be a constructive eviction of Tenant,
          (iii) constitute a breach of any implied warranty, or, except as provided in the next sentence, or (iv) entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 15 consecutive days (or 5 consecutive days if the reason for such unavailability is within the reasonable control of Landlord) because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day or 5-day period, as applicable) that Tenant is so prevented from making reasonable use of the Premises. Notwithstanding the foregoing, Tenant has the right to terminate the Lease effective sixty (60) days after Tenant notifies Landlord in writing of a material utility service (not including fiber optics) discontinuance, unless such utility service is restored within such 60-day period.

               8. (a) IMPROVEMENTS: ALTERATIONS. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of all work within the Premises required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time (the "ADA"), necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant's use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), and Landlord shall be responsible for the cost of all work required to comply with the ADA in connection with other areas of the Building. Notwithstanding the foregoing, all moveable partitions, cubical furniture and de-mountable wall systems are to be considered personal property of the Tenant (similar to furniture) and may be erected, moved, re-configured and removed, including minor electrical connections, without consent from Landlord provided that the Building is returned to its original or otherwise satisfactory condition after such removal.

               (b). REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

               (c). PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

               (d). MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE            9.   Tenant shall occupy and use the Premises only for the
          Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT
AND
SUBLETTING     10.  (a)  TRANSFERS; CONSENT. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.(a)(1) through 10.(a)(6) being a "TRANSFER"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so provided such notice states that an Event of Default has occurred and is continuing. Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that the Permitted Transferee's financial condition, creditworthiness and business reputation following the transfer are equal to or exceed those of Tenant: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant; provided further, however, that a Permitted Transferee shall also include a sublessee that is an entity in which Tenant owns or controls greater than fifty percent (50%) of the ownership interests [or the right to vote such ownership interest] and is in the same or similar business as Tenant without regard to such sublessee's financial condition or creditworthiness. Tenant shall give Landlord thirty (30) days prior written notice of such assignment or sublease. Any Permitted Transferee (other than a sublessee) shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.

               (b) CANCELLATION. Landlord may, within ten (10) days after submission of Tenant's written request for Landlord's consent to a Transfer (except to a Permitted Transfer), cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. Notwithstanding the foregoing, Landlord shall not have a cancellation right with respect to a sublease that covers less than fifty percent (50%) of the Premises and is for less than three (3) years. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

               (c) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of all compensation received by Tenant for a Transfer that exceeds the sum of the Basic Rental and Tenant's share of Basic Costs allocable to the portion of the Premises covered thereby; provided, however, that Tenant shall be allowed to recoup its reasonable out of pocket expenses incurred in such Transfer (attorney's fees, brokerage commissions and costs of retrofitting the Premises) from such excess compensation before paying one-half (1/2) of such excess compensation to Landlord. Notwithstanding the foregoing, Tenant shall not be required to pay to Landlord additional compensation received by Tenant for a Transfer if
          (i) such Transfer is to a Permitted Transferee or (ii) such additional compensation is in the form of non-monetary compensation such as assignment of intellectual properties or warrants for shares of stock.

INSURANCE;
WAIVERS;
SUBROGATION;
INDEMNITY      11.  (a)  TENANT'S INSURANCE. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $3,000,000 (the "INITIAL LIABILITY INSURANCE AMOUNT") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises by Tenant, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (3) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, (4) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord, The term "AFFILIATE " shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

               (b) LANDLORD'S INSURANCE. Landlord shall, during the term, maintain in full force the following insurance: (i) commercial general liability insurance insuring against any liability due to injury or death to any person or loss of or damage to property arising out of the operations of Landlord at the Building and/or arising out of the common areas, with coverage limits at least three million dollars ($3,000,000.00) per occurrence (which coverage may be through blanket or umbrella policies), and (ii) All-Risk Property insurance, issued by one or more insurance carriers covering the Building to the extent of its full replacement value (exclusive of improvements above building standard and foundation and excavation costs and other uninsurable parts).

               (c) WAIVER OF NEGLIGENCE CLAIMS; NO SUBROGATION. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), REGARDLESS OF WHETHER THE NEGLIGENCE OF ANY PARTY CAUSED SUCH LOSS IN WHOLE OR IN PART EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS; HOWEVER, LANDLORD'S WAIVER SHALL NOT INCLUDE ANY DEDUCTIBLE AMOUNTS ON INSURANCE POLICIES CARRIED BY LANDLORD OR APPLY TO ANY COINSURANCE PENALTY WHICH LANDLORD MIGHT SUSTAIN. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

               (d) INDEMNITY. Subject to Section 11.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence or willful acts of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION
ATTORNMENT;
NOTICE TO
LANDLORD'S
MORTGAGEE

               12. (a) SUBORDINATION. This Lease is subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), or any ground lease, master lease, or primary lease (a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE"). The provisions of this Section 12(a) shall be self-operative, and no further instrument shall be required to effect such subordination; however, Landlord shall deliver to Tenant, and Tenant shall execute from time to time within ten days after delivery to Tenant, an instrument from each Landlord's Mortgagee evidencing the subordination of this Lease to any such Mortgage or Primary Lease (which instrument shall include a non-disturbance provision in favor of Tenant and shall be on Landlord's Mortgagee's standard form). Notwithstanding the foregoing, Landlord, Tenant and Landlord's Mortgagee shall execute and deliver a Subordination, Non-disturbance and Attornment Agreement in the form attached as Exhibit "H" hereto within ten (10) days after the date hereof.

               (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

               (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee the same opportunity as given to Landlord to perform Landlord's obligations hereunder, except as otherwise may be provided in any applicable subordination, non-disturbance and attornment agreement executed by Landlord, Tenant and Landlord's Mortgagee.

RULES
AND
REGULATIONS

               13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as EXHIBIT B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable, applicable to all tenants of the Building evenly enforced and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION

               14. (a) TAKING - LANDLORD'S AND TENANT'S RIGHTS. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises within five miles of Premises, provided that Landlord notifies Tenant of its intention to do so prior to the effective date of the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within

          60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be adjusted on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. Correspondingly, the Letter of Credit obligation will be adjusted on a reasonable basis in the event of partial Taking or eliminated entirely in the event of Lease termination.

               (b) TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then, subject to Tenant's rights under 14(a), this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall adjust as provided in the last sentence of Section 14.(a).

               (c) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemner for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

FIRE OR
OTHER
CASUALTY       15.  (a)  REPAIR ESTIMATE. If the Premises or the Building are
          damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

               (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates in good faith that the damage caused thereby cannot be repaired within 270 days after the date of casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be adjusted on a reasonable basis from the date of damage until the completion of the repair.

               (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee (such that Landlord would be required to pay $100,000.00 or more of its own funds to restore the Building), then Landlord may, terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

               (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, except for initial improvements pursuant to Exhibit D, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If Landlord fails to substantially complete the rebuilding and repair of the Premises within one (1) year after the date of the casualty, then this Lease shall terminate thirty (30) days after Landlord receives written notice, if any, from Tenant that Tenant has elected to terminate this Lease pursuant to this paragraph; provided that, if Landlord substantially completes such rebuilding and repairs prior to the expiration of thirty (30) days following Landlord's receipt of Tenant's termination notice, this Lease shall not so terminate and shall continue in full force and effect.

TAXES          16.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF
DEFAULT        17.  Each of the following occurrences shall constitute an "EVENT
          OF DEFAULT":

               (a) Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease when due and such failure continues for ten (10) days following written notice from Landlord notifying Tenant of Tenant's failure to pay when due; provided, however, that in the event Landlord gives to Tenant notice of Tenant's failure to pay when due two (2) times in any calendar year, Tenant's failure to pay when due the third (3rd) time in such calendar year shall constitute an Event of Default immediately without any notice thereof required from Landlord;

               (b) Tenant's failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease (other than a payment obligation) on or before the thirtieth (30th) day following written notice of such failure or longer time if not curable within thirty (30) days provided Tenant is in diligent pursuit to cure such failure and in any event such cure is commenced within thirty (30), and completed within ninety (90) days, after written notice;

               (c) the filing of a petition by or against Tenant in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; provided that Tenant shall have sixty (60) days following the commencement of an involuntary proceeding to have such proceeding dismissed before such proceeding shall constitute an Event of Default; and

               (d) the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES       18.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

               (a) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

               (b) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting provided Landlord shall use reasonable efforts as set forth herein. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

               Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. Notwithstanding the foregoing, Tenant will be granted access to the premises for the sole purpose of removal of all materials, including documentation, electronic media, computers, computers containing electronic media, diagrams, pictures or any other property that is confidential or proprietary information of the Tenant or of third parties with such access granted to Tenant prior to Landlord re-entering the premises; provided that a representative of Landlord may be present to insure that Tenant does not remove any unauthorized materials. Either party may request such removal within three (3) business days or earlier based on compelling business reasons by either party for more immediate access.

PAYMENT BY
TENANT;
NON-WAIVER     19.  (a)  PAYMENT BY TENANT. Upon any Event of Default, Tenant
          shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if

          Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

               (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

SURRENDER  OF
PREMISES       20.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture that is installed or placed in the Premises by Tenant as Landlord may request, except for initial improvements pursuant to Exhibit D. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

HOLDING
OVER           21.  If Tenant fails to vacate the Premises at the end of the
          Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

CERTAIN RIGHTS
RESERVED BY
LANDLORD       22.  Provided that the exercise of such rights does not
          unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

               (a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

               (b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

               (c)  to change the name by which the Building is designated; and

               (d) to enter the Premises accompanied by Tenant at all reasonable hours and upon giving Tenant reasonable notice (except in the case of any emergency) to show the Premises to prospective purchasers, lenders, or tenants (provided the space shall only be shown to prospective tenants in conjunction with reletting the Premises), subject to reasonable Tenant security and confidentiality procedures.

MISCELLANEOUS 24. (a) LANDLORD TRANSFER. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this lease, and the assignee assumes all Landlord's obligation under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of such transfer.

               (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

               (c) FORCE MAJEURE. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations (including inability to obtain necessary permits due to no fault of Landlord or its contractors or agents), or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

               (d) BROKERAGE. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, except for Insignia/ESG of Texas, Inc. (Landlord's exclusive agent) and Colliers Oxford Commercial (Tenant's exclusive agent). Tenant and Landlord shall each indemnify the other against all costs, expenses, reasonable attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

               (e) ESTOPPEL CERTIFICATES AND FINANCIAL INFORMATION. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. From time to time, Landlord shall furnish to any party designated by Tenant, within ten days after Tenant has made a request therefor, a certificate signed by Landlord confirming and containing such factual certifications and representations as to this Lease as Tenant may reasonably request. Further, from time to time (but not more often than once in any given six (6) month period), within ten days after Landlord's request therefor, Tenant shall furnish to Landlord or Landlord's Mortgagee the most recent annual financial statements for Tenant.

               (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered or delivered by overnight delivery service to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

               (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

               (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

               (i) QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

               (j) JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several.

               (k) CAPTIONS. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

               (l) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such estate.

               (m) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any right under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

               (n) EXHIBITS. All exhibits and attachments hereto are incorporated herein by this reference.

                       Exhibit A      -  Land
                       Exhibit A-1   -  Outline of Premises
                       Exhibit A-2    -  Project
                       Exhibit B      -  Building Rules and Regulation
                       Exhibit C      -  Basic Costs
                       Exhibit D      -  Tenant Finish-Work
                       Exhibit E      -  Parking
                       Exhibit F      -  Extension Option
                       Exhibit G      -  Right of First Refusal
                       Exhibit H      -  Subordination, Non-disturbance and
                                         Attornment Agreement
                       Exhibit I      -  Pro Forma Letter of Credit
                       Exhibit J      -  Confidentiality Agreement

               (o) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

HAZARDOUS
SUBSTANCES     25.  The term "HAZARDOUS SUBSTANCES," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "ENVIRONMENTAL LAW," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that a). no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; b). the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord;
          c). no portion of the Premises will be used as a landfill or a dump; d). Tenant will not install any underground tanks of any type; e). Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance;
          f). Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; g). Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor; and h). Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, except for any conditions or contamination caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances brought by Tenant or its employees, representatives or agents to the Premises (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor. In no event shall Tenant be liable for Hazardous Substances on the Premises prior to the Commencement Date, unless brought to the Premises by Tenant or its employees, representatives or agents.

LANDLORD'S
LIEN           26. Tenant shall have the right to grant any security
          interests in Tenant's removable furniture, fixtures and equipment located in the Premises for the purpose of securing any indebtedness provided by a third party. Tenant may also lease such furniture, fixtures and / or equipment from one or more equipment lessors and grant security interests in such furniture, fixtures and/or equipment to such equipment lessors in connection with such leases. Upon request Landlord will execute one or more consent and/or subordination agreements subordinating any landlord's lien rights held by Landlord to any such security interests or leases. Notwithstanding the foregoing, in no event will Tenant have the right to grant any lien, mortgage or security interest in any portion of the Building or in this Lease.

SPECIAL PROVISIONS

               27. Landlord agrees that Tenant may, at Tenant's expense, erect and maintain lettering bearing Tenant's name at the top position of the monument sign associated with the Building, such lettering to represent fifty percent (50%) of the graphical portion of such monument sign which is designated for use by tenants (subject to Landlord's reasonable approval of the size, design, form, content and location of such sign). If any other tenant in the Building which leases less space than the Premises is permitted to place signage on the Building, Tenant shall also be permitted to install and maintain a sign bearing Tenant's name on the exterior of the Building [such sign to be (i) larger than such other tenant's sign in proportion to the amount by which the square footage of the Premises exceeds the square footage of such other tenant's premises and (ii) mutually agreed to by Landlord and Tenant as to design, form, content and location]. Tenant shall be solely responsible for all costs of designing, installing and repairing such signage, diligently construct such building signage to completion in a good and workmanlike manner and maintain such signage in an attractive condition, and comply with all governmental codes and regulations. Upon termination or expiration of this Lease, Tenant shall remove such signage and repair any damage to the Building caused thereby at its sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby indemnifies and holds Landlord harmless against any claims, costs or expenses (including reasonable attorneys fees) in connection with any damages to property or injuries to persons arising out of the installation, removal or maintenance of such building signage.

          28. Notwithstanding any thing contained in this Lease to the contrary, Landlord's obligations hereunder are specifically conditioned upon Landlord achieving Substantial Completion of the Premises not later than August 1, 2000, which date shall be extended day-for-day for each day of Tenant Delay (the "Outside Date"). In the event Landlord does not achieve Substantial Completion of the Premises by the Outside Date, Tenant, as Tenant's sole and exclusive remedy, may terminate this Lease in writing at any time after the Outside Date and before Landlord achieves Substantial Completion of the Premises. In the event Tenant terminates this Lease pursuant to this paragraph, Landlord will return all advance payments of rent and Security Deposits theretofore paid to Landlord by Tenant and all Letters of Credit theretofore delivered to Landlord by Tenant and will reimburse and refund Tenant all monies theretofore paid by Tenant to Landlord as part of Total Construction Costs (in accordance with Exhibit D); provided, however, in no event shall such reimbursement of amounts paid for Total Construction Costs exceed an amount equal to the product of $6.00 multiplied by the number of rentable square feet within the Premises.

          29. Notwithstanding anything contained in this Lease to the contrary, if Landlord fails to deliver the nondisturbance agreement to Tenant contemplated by Section 12(a) hereof executed by Landlord and Landlords' Mortgagee within thirty (30) days after the date this Lease is signed by Landlord and Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time prior to delivery of such agreement.

          30. Contemporaneously herewith, Landlord shall execute and deliver to Tenant a Confidentiality Agreement in the form of Exhibit "J" attached hereto.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

DATED as of the date first written above.

                 LANDLORD:

                 STRATUS 7000 WEST JOINT VENTURE
                 a Texas joint venture

                 By:  OLY LANTANA, L.P., a Texas limited
                      partnership, Joint Venturer

                      By:  OLY LANTANA, GP, L.L.C., a Texas
                           limited liability company, its General Partner



                           By: /s/ Hal R. Hall
                              -------------------------
                           Name:
                                -----------------------
                           Title:
                                 ----------------------

                      By: STRATUS 7000 WEST, LTD., a Texas limited
                          partnership, Joint Venturer

                          By: STRS, L.L.C., a Delaware limited liability company, General Partner

                               By STRATUS PROPERTIES INC., a Delaware
                                  limited liability company, its sole member


                               By: /s/ William H. Armstrong, III
                                  ---------------------------------------
                                  William H. Armstrong, III
                                  President and CEO


                          TENANT:

                          SILICON LABORATORIES, INC.



                                    By: /s/ Navdeep S. Sooch
                                       ---------------------------------------
                                       Navdeep S. Sooch
                                       Chairman and CEO

                                    EXHIBIT A

                                      LAND

                              PROPERTY DESCRIPTION

Lot 6, Block A, LANTANA LOT 6, BLOCK A, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page(s) 1-2 of the Plat Records of Travis County, Texas, as corrected by instrument recorded in Volume 13064, Page 278 of the Real Property Records of Travis County, Texas.

                                  EXHIBIT A-1

                              OUTLINE OF PREMISES



                                  [FLOOR PLAN]



                                    LEVEL 2



                                  [FLOOR PLAN]



                                    LEVEL 1

                                     A-1-1

                                  EXHIBIT A-1

                                    PROJECT


                                  [FLOOR PLAN]








                                                     LANTANA CORPORATE CENTER
                                                     STRATUS PROPERTIES, INC.

                                     A-2-1

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys and card keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

10. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

                                   EXHIBIT C

                                  BASIC COSTS

The term "BASIC COST" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

1. Wages and salaries (including reasonable management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

2. All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building;

3. Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

4. Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants (including Tenant under Section 7.(b) of this Lease);

5. Cost of any insurance applicable to the Building and Landlord's personal property used in connection therewith;

6.   Cost of repairs, replacements, and general maintenance of the Building;
     and

7. Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

The term "Basic Cost" shall also mean the Building's Proportionate Share of Taxes (described below) and all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the common areas of the Project (including the associated parking facilities, driveways and landscaped areas), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

     (1) Annual cost of all capital improvements made to the common areas which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

     (2) Cost of all utilities for the common areas of the Project (including, without limitation, landscape irrigation and parking lot lighting), other than the costs of utilities actually reimbursed to Landlord by the tenants of the Project;

     (3) Cost of any insurance applicable to the common areas of the Project and Landlord's personal property used in connection therewith;

     (4) Cost of repairs, replacements and general maintenance of the common areas of the Project; and

     (5) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair and replacement of the common area improvements.

As used herein the term "TAXES" shall mean all taxes and assessments and governmental charges whether federal, state, county or municipal and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), including the buildings and the grounds, parking areas, driveways and alleys around the buildings, excluding, however, federal and state taxes on income and Texas State Franchise Tax. If the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

     There are specifically excluded from the definition of the term "Basic Cost" (a) costs for capital improvements made to the Building, other than capital improvements described in subparagraphs 3 and (1) above of this Exhibit and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; for interest, amortization or other payments on loans to Landlord; for depreciation of the Building; for leasing commissions; for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building for state income taxes, net profits taxes, Texas Franchise taxes, estate and inheritance taxes, any utilities charged directly to and paid by Tenant or any other tenant of the Building or the Project; any amortization costs or rental expenses incurred with respect to machinery, equipment or improvements installed for the exclusive benefit of another tenant in the Project; improvements installed for the exclusive benefit of another tenant of the Project; management fees that exceed customary and standard management fees paid in arms length transactions and leasing and brokerage commissions and legal fees incurred in connection with Landlord's leasing of the Building or the Project or involving disputes with other tenants of the Project; personal property taxes owed by other tenants of any building of the Project; penalties and interest for late payment of taxes due by Landlord and timely paid by Tenant, or due to violation of laws or governmental regulations; costs of work or services furnished or performed on behalf of other tenants at such tenant's costs; fees payable to affiliates of Landlord outside the range of fees payable for similar services in the Austin area in an arms length transaction; capital repairs or improvements made to the Building which are covered by Landlord's warranties under the Lease or which are performed to correct design or structural defects or to bring the Building into conformity with applicable building codes in effect at the time of the construction of the Building; expenses in connection with special services for the exclusive benefit of another tenant in the Project.

                                   EXHIBIT D

                               TENANT FINISH-WORK

         1. Landlord, at its sole cost and expense, shall complete construction of the following components of the Premises: a) 14 VAV tenant boxes installed on each floor (diffusers and duct work not installed), b) perimeter fan-powered boxes installed along with related duct work and diffusers c). mechanically suspended lay-in acoustical tile ceiling grid with acoustical tile inventory stored on the floor of the Premises, d). recessed fluorescent light fixtures, up to a maximum of one fixture per 120 rentable square feet contained within the Premises, stored on the floor of the Premises, and e). sprinkler heads installed pursuant to FBA 13 standards in the Premises and other improvements set forth in Annex 1 to Exhibit D not otherwise set forth in this work letter. All such construction shall be completed by Landlord in a good and workmanlike manner and in accordance with all applicable laws and regulations (including all handicap accessibility laws).

         2. On or before November 5, 1999, Tenant, at its sole cost and expense, shall provide to Landlord for its approval final working drawings, prepared by STG Partners, Inc., of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by or reviewed by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. Landlord shall promptly review and approve all such drawings and Landlord's approvals shall not be unreasonably withheld, conditioned or delayed.

         3. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings and all applicable laws, rules, regulations, permits, required governmental consents and entitlements. The contractor, Tenant and the interior design architect may inspect the Work as it progresses. Landlord shall be available, and cause its subcontractors and architect to be reasonably available, to Tenant or the interior design architect from time to time, on reasonable prior notice, as necessary or desirable to review the Work. Landlord shall submit to Tenant the proposed construction schedule for the Work. Landlord shall promptly inform Tenant of any material delays encountered in completing the Work and shall promptly deliver to Tenant, and consult with Tenant with respect to, all revisions of the construction schedules therefor.

         4. Tenant Delays means any delay by Tenant in providing, or change by Tenant to, the Working Drawings, any delay because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or any other delays caused by Tenant in completion of the Work. No Tenant Delays pursuant to the immediately preceding sentence shall be deemed to have occurred unless Landlord notifies Tenant in writing within ten (10) days after the initial cause of the delay of the specific delay; provided that the date the Tenant Delay is deemed to commence shall be the date of the initial cause of the delay, not the date of the notice. There shall further be excluded from the number of days of Tenant Delays any days of delay which are caused by any act or omission of Landlord, its agents or contractors, including the failure to timely provide to Tenant and/or its agents and representatives complete information regarding the Building necessary for the preparation of the Working Drawings. Subject to Section 28 of the Lease, if the Premises are not ready for occupancy and the Work is not Substantially Completed on the scheduled Commencement Date for any reason other than Tenant Delays, then the obligations of Landlord and Tenant shall continue in full force and Basic Rental and Tenant's Proportionate Share of Basic Costs shall be abated until the date the Work is Substantially Completed, which date shall be the Commencement Date.

         5. Tenant shall bear the entire cost of performing the Work (including, without limitation, costs of design, construction, labor and materials, additional janitorial services, related taxes and insurance costs, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings, Landlord shall obtain bids for the Work from at least three (3) contractors (all of whom shall be approved by Tenant, which approval shall not unreasonably withheld). Tenant hereby acknowledges that Landlord's construction contract with the general contractor for the Work will include a liquidated damages provision whereby the General
Contractor will be liable to Landlord for liquidated damages if the Work is not Substantially Complete by February 1, 2000. Such liquidated damages shall be in the amount of One Thousand and 00/100 Dollars ($1,000.00) per day for each day after February 1, 2000 until the Work is Substantially Complete; provided, however, that the contract may provide that the general contractor shall not be required to pay any such liquidated damages if the reason for the delay is caused by Tenant Delays or inability to obtain necessary governmental permits or approvals. Following selection of a contractor, Tenant shall promptly execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and pay to an escrow account in an acceptable financial institution to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Payments from both the escrow account and directly from Tenant will be paid at times and within proportion of construction draws on the Total Construction Costs. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the the Total Construction Costs (as adjusted for any approved changes to the Work), less 1). the amount of the payments already made by Tenant, 2). the amount of the Construction Allowance, and 3). the cost reasonably estimated by Landlord for completing all "punch list" items; finally, upon completion of the punch list items, Tenant shall pay to Landlord any additional costs incurred in completing the same.

         6. Landlord shall provide to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") equal to the lesser of a). $24.00 per rentable square foot in the Premises or b). the Total Construction Costs, as adjusted for any approved changes to the Work.

         7. Landlord or its affiliate shall manage the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction management services, Tenant shall pay to Landlord a construction management fee equal to three and one-half percent (3-1/2%) of the Total Construction Costs.

         8. Except as set forth in this Exhibit, Tenant accepts the Premises in their newly constructed condition on the date that this Lease is entered into.

         9. Landlord shall ensure that the right to require work under warranties of all subcontractors, manufacturers and suppliers relating to items for which Tenant is responsible for the maintenance and repair thereof be enforceable by Tenant and, upon Tenant's written request, Landlord shall provide a copy of any such warranty to Tenant.

         10. Landlord shall require that the contractor provide a final cleaning of the Premises immediately before Tenant's acceptance of Substantial Completion, consisting of cleaning to a condition expected for a good building cleaning and maintenance program.

                             ANNEX 1 TO EXHIBIT D

     -    Finished entrance, elevators and elevator lobbies

     -    Finished restrooms

     -    Perimeter walls insulated

     -    Perimeter walls and column enclosures installed and ready for paint

     -    Ceiling grid installed

     -    2 ft. X 2 ft. Tegular ceiling tile stacked on the floor

     -    Finished stairways

     -    Public/common area lighting installed

     -    Tenant space light fixtures stocked on floor, 1:120 RSF

     - 14 VAV tenant boxes installed on each floor (diffusers and ductwork are not installed)

     - Perimeter fan-powered boxes installed along with related ductwork and diffusers

     -    Automated "on-demand" systems for after-hours HVAC

     - Electrical capacity: (1) 4 watts per RSF available for tenant' use at electrical closet; (2) upgrade capability to 6.5 watts per RSF, provided by City of Austin Power and Light

     -    Water and Wastewater service provided by City of Austin

     -    Telephone services provided by Southwestern Bell

     - Conduit providing access to fiber optic network at front of property along street right-of-way as well as between buildings.

                                  EXHIBIT E

                                   PARKING

      Tenant shall be permitted to use one hundred thirty (130) undesignated vehicular parking spaces (including visitor and handicap) and twenty (20) reserved covered parking spaces in the surface parking lot (the "PARKING FACILITIES") associated with the Building during the Term at no charge and subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities.

                                    EXHIBIT F

                                EXTENSION OPTION

     Provided no Event of Default exists and Tenant is occupying not less than 50% of the Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than two hundred seventy (270) days before the expiration of the Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

1. The Basic Rental payable for each month during such extended Term shall be the prevailing market rental rate in Austin's suburban office market, at the commencement of such extended Term, for space of equivalent quality, size, utility and location; rental concessions, tenant improvements and refurbishment allowances, moving allowances, architectural allowances, parking rental concessions, brokerage commissions, other inducements, and all other relevant factors, provided each of the foregoing applies to renewals or is adjusted to reflect the fact that the determination of market rent is for a renewal, with the length of the extended Term and the credit standing of Tenant to be taken into account;

2. Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

3. Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

4. If Landlord and Tenant fail to agree on the fair market rental value of the Leased Premises on or before one hundred eighty (180) days prior to the expiration of the term of this Lease, Landlord and Tenant shall cooperate to appoint an independent appraiser or broker to determine the fair market rental value. If Landlord and Tenant cannot agree upon such an appraiser or broker within one hundred sixty-five (165) days prior to the expiration of the term of the Lease, Landlord and Tenant, respectively, shall, within five (5) days, each appoint an independent appraiser or broker to determine the fair market rental value. If such independent appraisers or brokers cannot agree on upon the fair market rental value within fifteen (15) days after the expiration of such five (5) day period, such independent appraisers or brokers shall appoint a third independent appraiser or broker, whose determination shall be conclusively binding on Landlord and Tenant so long as it is not less than the lower or more than the higher of the determinations of the two other appraisers or brokers.

     Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises (except to a Permitted Transferee) or sublets more than 50% of the Premises (other than to a Permitted Transferee) for the remaining term of the Lease or (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                  EXHIBIT G

                            FIRST RIGHT OF REFUSAL

                                  BUILDING 1

Subject to Subsection B below, Landlord hereby grants to Tenant for the term of the Lease a right of first refusal for certain space in Building 1, Building 2 and Building 3 as described below, to be exercised in accordance with Subsections A-1, A-2 and A-3 below, as applicable.

     A-1. At such time as Landlord receives any bona fide offers from a third party to lease all or any one or more of the portions of the Building depicted as "Space A-1," "Space A-2" and "Space A-3" on EXHIBIT A-1 (collectively, the "BUILDING 1 ROFR SPACE"), Landlord shall give Tenant written notice of such offer and such notice shall: (i) specify all material terms and conditions of such third party offer and (ii) contain an offer to Tenant under the same terms and conditions as the third party offer and give Tenant five (5) days (excluding holidays) to accept such offer. Should Tenant fail to exercise its right to lease such available Building 1 ROFR Space within such five (5) day (excluding holidays) period, Landlord shall have the right to lease such Building 1 ROFR Space to such third party. If Landlord shall then fail to lease such Building 1 ROFR Space to such third party or its affiliates on substantially the same terms as contained in the offer within six (6) months, this right of first refusal shall remain in effect with respect to such space. If Tenant exercises its right of first refusal with respect to the Building 1 ROFR Space, such space shall be added to the Premises for all purposes of this Lease, except as provided in C below. Notwithstanding the foregoing, Tenant's right of first refusal for the portions of the Building depicted as "Space A-2" on EXHIBIT A-1 is subordinate and subject to that right of first refusal for such space granted under that certain Lease Agreement dated September 15, 1999 between Landlord and AtOutcome, Inc. and Tenant's rights of first refusal for the portions of the building depicted as "Space A-3" on Exhibit A-1 is subordinate and subject to that renewal option for such space granted under said AtOutcome, Inc. Lease. This right of first refusal contained in this Subsection A-1 is contingent on there being no material adverse changes in Tenant's financial condition at the time of exercise from Tenant's financial condition on August 31, 1999. This First Right of Refusal shall be applicable to any space that becomes available during the term and is intended to be a continuous first right of refusal.

     A-2. At such time as Landlord receives any bona fide offers from a third party to lease any portion of Building 2 which would result (either initially or through the exercise of any expansion rights or rights of first refusal contained in such offer) in twenty-five percent (25%) or less of Building 2 remaining unleased (the "BUILDING 2 ROFR SPACE"), Landlord shall give Tenant written notice of such offer and such notice shall (i) specify all material terms and conditions of such third party offer and (ii) contain an offer to Tenant under the same terms and conditions as the third party offer and give Tenant five (5) days (excluding holidays) to accept such offer. Should Tenant fail to exercise its right to lease such available Building 2 ROFR Space within such five (5) day (excluding holidays) period, Landlord shall have the right to lease such Building 2 ROFR Space to such third party and Tenant's right of first refusal under this subsection A-2 shall be subject and subordinate to any right of first refusal, expansion right and/or renewal granted under such lease to such third party (provided such rights were contained in the offer presented to Tenant). If Landlord shall fail to lease such Building 2 ROFR Space to such third party or its affiliates on substantially the same terms as contained in the offer within six (6) months then Tenant's right of first refusal with respect to that Building 2 ROFR Space shall remain in effect with respect to such space. The right of first refusal contained in this Subsection A-2 (i) is contingent on there being no material adverse changes in Tenant's financial condition at the time of exercise from Tenant's financial condition on August 31, 1999 and (ii) shall apply only to the initial lease up of Building 2 (i.e., once a space has been leased, the right of first refusal granted to Tenant shall no longer apply to it).

     A-3. At such time as Landlord receives any bona fide offers from a third party to lease any portion (the "BUILDING 3 ROFR SPACE") of the next speculative building for office use built by Landlord in the Development ("BUILDING 3"), Landlord shall give Tenant written notice of such offer and such notice shall
(i) specify all material terms and conditions of such third party offer and (ii) contain an offer to Tenant under the same terms and conditions as the third party offer and give Tenant five (5) days (excluding holidays) to accept such offer. Determination of the speculative building status will be as follows: within thirty (30) days after a building permit for shell construction is granted, Landlord shall declare if the building is a build to suit. Should Tenant fail to exercise its right to lease such available Building 3 ROFR Space within such five (5) day (excluding holidays) period, Landlord shall have the right to lease the Building 3 ROFR Space to such third party and Tenant's right of first refusal under this Subsection A-3 shall be subordinate and subject to any right of first refusal, expansion right and/or renewal right granted under such lease to such third party (provided such right was contained in the offer presented to Tenant). If Landlord shall fail to lease such Building 3 ROFR Space to such third party or its affiliates on substantially the same terms as contained in the offer within six (6) months, this right of first refusal shall remain in effect with respect to such space. Notwithstanding the foregoing, Tenant's right of first refusal under this Subsection A-3 shall (x) only be applicable to space in a speculative building built by Landlord for office use (i.e. shall not apply to any space in a build-to-suit building or building used for non-office uses) (y) be effective only if prior to the date Landlord receives the third party offer in question Tenant provides audited financial statements (if available, and if not, unaudited statements certified by Tenant's chief financial officer) to Landlord showing either total revenues in excess of $40,000,000.00 for the previous two quarters or total revenues in excess of $80,000,000.00 for the previous four quarters, and (z) apply only to the initial lease up of Building 3 (i.e., once a space has been leased, the right of first refusal granted to Tenant shall no longer apply to it).

     B. Tenant's rights of first refusal as set forth in Subsections A-1, A-2 and A-3 above are subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first refusal, no Event of Default exists, (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises (except to a Permitted Transferee) and (iii) at the time that the third party offer is received by Landlord, Tenant must have provided Landlord with the financial information necessary to meet the respective financial requirements in Subsection A-1, A-2 or A-3 as applicable. Tenant shall be deemed to have met the requirement in (iii) above as it relates to Subsection A-1 or A-2, so long as Tenant delivers to Landlord quarterly financial statements showing no material adverse change in Tenant's financial condition since August 31, 1999.

     C. Promptly after Tenant's exercise of any right of first refusal with respect to the Building as provided herein, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Basic Rental, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFR Space. Within 10 days thereafter, Tenant shall execute and return the amendment; provided that the term for any such Building 1 ROFR Space shall be the same as contained in the offer (i.e., it will not be coterminous with the Lease).

     D. Notwithstanding anything to the contrary contained herein, if Tenant exercises its right of first refusal as to space in Building 2 or 3, then within fifteen (15) days after such exercise, Landlord and Tenant shall enter into a new lease for such space on the same form as this Lease except for any changes necessary to reflect the business terms contained in the accepted third party offer and to reflect differences in the Buildings. Each such lease will contain a signage provision similar to Section 27 of this Lease, except that Tenant's rights to monument signage (like building signage) shall only be triggered if another tenant in the building in question (which tenant leases less space than Tenant) is permitted to have monument signage, in which case the size of the respective sign panels shall be based proportionately on the relative square footage of each tenant's space.

     E. If any individual employed by Tenant's broker is working on a competing project in southwest Austin (including the Terrace), Tenant agrees to not disclose any terms and conditions of any offer received from Landlord under this Exhibit to that individual for a period of six (6) months after such offer.

     F. Tenant shall not disclose the provisions and conditions of this right of first refusal to any person or entity except to persons or entities providing counsel or assistance to Tenant in connection with this Lease, including, without limitation, attorneys, engineers, architects, and brokers, and as required by valid court order or subpoena and disclosures required by the Securities and Exchange Commission, federal securities law, current and future lenders, and current and future investors.

                                    EXHIBIT H

WHEN RECORDED, RETURN TO:

Lynda Zimmerman, Esq.
Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270

            SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

     This SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("AGREEMENT") is made and entered into as of October 29, 1999 by and between COMERICA BANK-TEXAS, a state banking association ("BENEFICIARY"); STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture ("LESSOR"); and SILICON LABORATORIES, INC., a Delaware Corporation, ("LESSEE").

                                  WITNESSETH:

     WHEREAS, Beneficiary is the owner and holder of that certain Promissory Note ("NOTE") dated April 9, 1999, in the principal sum of SIX MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($6,600,000.00), secured by that certain Deed of Trust ("DEED OF TRUST"), dated of even date with the Note, executed by Lessor to a trustee in favor of Beneficiary, recorded on April 16, 1999, as Document No. 1999009453 in the Offical Public Records of Travis County, Texas, which Deed of Trust constitutes a lien on the land described in EXHIBIT A attached hereto and incorporated herein by reference for all purposes and the improvements now or hereafter located thereon ("PROPERTY"); and

     WHEREAS, Lessee is the holder of a leasehold estate in and to all or a portion of the Property (the property which is the subject of such leasehold estate being referred to as the "DEMISED PREMISES") pursuant to the terms of that certain lease agreement ("LEASE") dated October 27, 1999, and executed by and between Lessee, as the tenant, and Lessor, as the landlord; and

     WHEREAS, Lessor, Lessee and Beneficiary desire to confirm their understandings with respect to the Lease and the Deed of Trust.

     NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree and covenant as follows:

     1. SUBORDINATION. Subject to the terms of this Agreement, the Lease now is, and shall at all times continue to be, subject, inferior and subordinate in each and every respect to the lien of the Deed of Trust and to any and all renewals, amendments, modifications, extensions, substitutions, replacements, increases and/or consolidations of the Deed of Trust and/or Note, and the lien of the Deed of Trust, and any and all renewals, amendments, modifications, extensions, substitutions, replacements, increases and/or consolidations of the Deed of Trust and/or the Note, shall be and remain, in each and every respect, prior and superior to the Lease. This Agreement shall be the whole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, insofar as same may affect the priority between the Deed of Trust and the Lease, any prior agreements or provisions relating to the subordination of the Lease to the lien of the Deed of Trust, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination thereof to the lien of any deed of trust, mortgage or other security agreement. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies specified in the Deed of Trust, whether or not consistent with the Lease, including (without limitation) any rights, remedies, privileges and recourses of Beneficiary with respect to insurance proceeds and condemnation awards with respect to the Demised Premises or the Property. The Lease is herein made subordinate to the aforementioned instruments only and not to any other encumbrances placed upon or against the Demised Premises. This provision is declared by Beneficiary and Lessee to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto.

     2. PURCHASER. As used herein, the term "PURCHASER" shall be deemed to include Beneficiary and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in the Demised Premises by, through or under judicial foreclosure sale, non-judicial foreclosure sale or other similar proceedings brought pursuant to the Deed of Trust, deed in lieu of such foreclosure, other proceedings brought by Beneficiary under or with respect to the Note or Deed of Trust, or otherwise.

     3. ATTORNMENT. If the interests of Lessor in and to the Demised Premises become owned by Beneficiary or another Purchaser by reason of judicial foreclosure, non-judicial foreclosure by the trustee under the Deed of Trust, other proceedings brought by Beneficiary or Purchaser or by any other manner, including, but not limited to, Beneficiary's exercise of its rights under any collateral assignment(s) of leases and rents, whereby Purchaser succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Purchaser in accordance with all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extension thereof duly exercised by Lessee with the same force and effect as if Purchaser were the lessor under the Lease. Lessee does hereby attorn to Purchaser, as its lessor, which attornment shall be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Purchaser's succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Purchaser until Lessee receives written notice from Purchaser that it has succeeded to the interest of the Lessor under the Lease, and upon receipt of such notice, Lessee shall pay to Purchaser all rental and other payments required under the Lease for the duration of the term of the Lease and any extensions thereof duly exercised by Lessee and lessor hereby consents to such payments. The respective rights and obligations of Lessee and Purchaser upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extension thereof duly exercised, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if expressly set forth herein.

     4. NON-DISTURBANCE. In the event of a foreclosure of the lien of the Deed of Trust, so long as Lessee is not in default (beyond any period given in the Lease to Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession, use and occupancy of the Demised Premises pursuant to the Lease shall not be extinguished or terminated by such foreclosure nor interfered with or disturbed by Purchaser during the term of the Lease and any extension thereof duly exercised by Lessee. If at, or subsequent to, the time that Purchaser shall acquire, in whatever manner, title to the Property or Lessor's title or interest in the Demised Premises (subject to the Lease), or from time to time thereafter, any default exists or occurs under the Lease, then Purchaser shall be entitled to exercise or enforce any and all rights, privileges, remedies and recourses which it may have against Lessee under or pursuant to the Lease or other applicable law (including, without limitation, the termination of the Lease, the dispossession of Lessee from the Demised Premises, or the prosecution of an action for breach of the Lease), notwithstanding the provisions of this Agreement.

     5. PURCHASER'S OBLIGATIONS. If Purchaser shall succeed to the interest of Lessor under the Lease, Purchaser shall be bound to Lessee under all of the terms, covenants and conditions of the Lease and shall recognize and observe all of Lessee's rights and privileges under this Lease; provided, however, that Purchaser shall not be:

          (a) liable for any act or omission of any prior lessor (including Lessor) under the Lease; or

          (b) subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor) under the Lease; or

          (c) bound by any rent, additional rent, advance rent or other monetary obligations which Lessee might have paid for more than the current month to any prior lessor (including Lessor) under the Lease and which is not delivered or paid to Purchaser at the time of Purchaser's succession to title to the Demised Premises, and all such rent or other monetary obligations shall remain due and owing, notwithstanding such advance payment, and with respect to which Lessee agrees to look solely to Lessor for refund or reimbursement; or

          (d) bound by any security deposit of any type or advance rental deposit made by Lessee under the Lease which is not delivered or paid to Purchaser at the time of Purchaser's succession to title to the Demised Premises, and with respect to which Lessee agrees to look solely to Lessor for refund or reimbursement; or

          (e) bound by any amendment, modification, supplementation, termination or cancellation of the Lease made without Beneficiary's or Purchaser's prior written consent and approval; or

          (f) required to complete the construction of any improvements or otherwise perform the obligations of Lessor under the Lease in the event that Purchaser acquires title to the Property prior to full completion and acceptance by Lessee of improvements required under the Lease; or

          (g) liable or responsible under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Demised Premises.

     6. REPRESENTATIONS. Lessor and Lessee represent, warrant and certify to Beneficiary (and Purchaser), as of the date hereof, as follows:

          (a)  the Lease is presently in full force and effect;

          (b) the Lease has not been cancelled, terminated, modified, amended, supplemented, replaced, restated or otherwise changed, either orally or in writing, except as herein expressly provided;

          (c) all conditions or requirements specified in the Lease that could have been satisfied as of the date hereof have been fully satisfied;

          (d) no rent under the Lease has been paid for more than the current rental period established in the Lease;

          (e) no default (or any event, condition or circumstance, which with notice, grace or lapse of time could constitute a default) exists under said Lease;

          (f) Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise against rents or other charges due or to become due under the Lease;

          (g) the Lease constitutes the entire agreement between the Lessee and Lessor and that Purchaser shall have no liability or responsibility with respect to any security deposit or advance rental deposit made by the Lessee except to the extent actually delivered and paid to Purchaser concurrently with Purchaser's succession in interest to the Demised Premises;

          (h) the only persons or entities in possession of the Demised Premises or having any right to the possession, use or occupancy of the Demises Premises (other than the record owner or holders of recorded easements) is Lessee; and

          (i) Lessee has no right or interest in or under any contract, option or agreement (other than as shown in the Lease) involving the sale or transfer of the Demised Premises or the expansion of the Demised Premises or extension of the term of the Lease.

Lessor and Lessee further agree to execute and deliver to Beneficiary, promptly upon request of Beneficiary and without charge, a written updated certification of the representations, warranties and certifications provided in this SECTION 6 to the extent then accurate (or if any are not accurate, an explanation of the circumstances of any inaccuracy).

     7. NEGATIVE COVENANTS. In the absence of the prior written consent of Beneficiary (or Purchaser), Lessee agrees not to do any of the following: (a) prepay the rent or other monetary obligations under the Lease for more than one
(1) month in advance, (b) enter into any agreement, whether oral or written, with the Lessor to amend, modify, supplement, replace, restate or otherwise change the Lease, (c) voluntarily surrender the Demised Premises or terminate the Lease except as expressly provided for in the Lease to the contrary, and (d) sublease or assign all or any portion of the Demised Premises or the Lease except as expressly provided for in the Lease to the contrary.

     8. DEFAULT. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall, as a condition precedent to any action with respect to such default under the Lease, give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such default. Lessee shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder except as expressly provided for in the Lease to the contrary, for a period of thirty (3 0) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Beneficiary shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

     9. NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the address of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein.

          Beneficiary:     Comerica Bank-Texas
                           1601 Elm Street, 2nd Floor
                           Dallas, Texas 75201
                           Attention: National Real Estate Services

          Lessor:          Stratus 7000 West Joint Venture
                           98 San Jacinto Boulevard
                           Suite 220
                           Austin, Texas 78701
                           Attn: William H. Armstrong, III

          Lessee:          Silicon Laboratories, Inc.
                           4635 Boston Lane
                           Austin, Texas 78735

     10. COUNTERPARTS. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     11. AMENDMENT. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto or their respective successors in interest.

     12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

     13. REMEDIES CUMULATIVE. All remedies provided for herein are cumulative and shall be in addition to, but not in lieu of, any and all other rights and remedies provided by law and by any and all other agreements between Beneficiary and either Lessor or Lessee.

     14. FURTHER ASSURANCES. At the request of Beneficiary, Lessor and Lessee shall execute, acknowledge, and deliver such other documents and/or instruments as may be reasonably required by Beneficiary in order to effectuate the intent and purpose of this Agreement; provided, however, that no such document or instrument shall modify the rights and obligations of Lessor and Lessee as provided herein.

     15. ATTORNEYS' FEE. The prevailing party in any action brought against the other parties hereto to enforce any rights, obligations or duties under this Agreement shall be entitled to recover from the nonperforming party the prevailing party's reasonable costs and expenses (including attorneys' fees) incurred in connection with the enforcement hereof

     16. TERMINATION. This Agreement shall be of no further force and effect and shall become null and void upon the recording in the applicable records of Beneficiary's written release of the lien of the Deed of Trust.

     17. NO ORAL AGREEMENTS. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS INTENDED BY THE PARTIES HERETO AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS AGREEMENT AND NO COURSE OF DEALING BETWEEN THE PARTIES HERETO, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              BENEFICIARY:

                              COMERICA BANK-TEXAS,
                              a state banking association


                              By: /s/ Sherry R. Layne
                              Name:  Sherry R. Layne
                              Title:  Vice President

                              LESSOR:

                              STRATUS 7000 WEST JOINT VENTURE,
                              a Texas joint venture

                              By:   Stratus 7000 West, Ltd.,
                                    a Texas limited partnership,
                                    Joint Venturer

                                    By:   STRS L.L.C.,
                                          a Delaware limited liability company,
                                          Its General Partner

                                          By:   Stratus Properties, Inc.,
                                                a Delaware corporation,
                                                Its Sole Member


                                            By: /s/ William H. Armstrong, III
                                            Name:  William H. Armstrong, III
                                            Title: President and Chief Executive
                                                   Officer


                              By:   OLY LANTANA, L.P., a Texas limited
                                    partnership, Joint Venturer

                                    By:   OLY LANTANA, L.P., a Texas limited
                                          liability company, its General Partner


                                            By: /s/ Hal R. Hall
                                            Name:  Hal R. Hall
                                            Title:______________________________


                              LESSEE:

                              SILICON LABORATORIES, INC.
                              a Delaware corporation


                              By: /s/ Navdeep S. Sooch
                              Name:  Navdeep S. Sooch
                              Title:  Chairman & CEO

STATE OF TEXAS

COUNTY OF DALLAS

    This instrument was ACKNOWLEDGED before me on the 4th day of November 1999 by Shery R. Layne, the Vice President of COMERICA BANK-TEXAS, a state banking association, on behalf of said association.


[SEAL]                                          /s/ Kristine K. Finn
                                               -------------------------------
                                               Notary Public, State of Texas
My Commission Expires:
                                               _______________________________
______________________                         Printed Name of Notary Public

STATE OF TEXAS      Section
                    Section
COUNTY OF TRAVIS    Section
         --------

     The foregoing instrument was ACKNOWLEDGED before me this 29th day of October, 1999, by William H. Armstrong, III, the President and Chief Executive Officer of STRATUS PROPERTIES, INC., a Delaware corporation and the Sole Member of STRS L.L.C., a Delaware limited liability company and the General Partner of STRATUS 7000 WEST, LTD., a Texas limited partnership and Operating Partner of STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture, on behalf of each of said entities.


[SEAL]                                   /s/ Mary Bradley
                                       ----------------------------------------
                                       Notary Public, State of Texas
My Commission Expires:
                                         MARY BRADLEY
                                       ----------------------------------------
Jan. 16, 2002                          (Printed Name of Notary Public)
-----------------


STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section
         --------

     The foregoing instrument was ACKNOWLEDGED before me this 2 day of November, 1999, by Hal Hall, the Vice President of OLY Lantana, G.P., L.L.C., general partner of OLY Lantana, L.P, a Texas limited partnership, Joint Venturer, of STRATUS 7000 WEST JOINT VENTURE, on behalf of said entities.

[SEAL]                                   /s/ Kerry A. Nunn
                                       ----------------------------------------
                                       Notary Public, State of Texas
My Commission Expires:
                                         Kerry A. Nunn
                                       ----------------------------------------
October 6, 2002                        (Printed Name of Notary Public)
-----------------

STATE OF TEXAS      Section
                    Section
COUNTY OF TRAVIS    Section
         --------

     This instrument was ACKNOWLEDGED before me on the 29th day of October, 1999, by NAVDEEP S. SOOCH, the Chairman and CEO of SILICON LABORATORIES, INC., a DELAWARE Corporation on behalf of corporation.


[SEAL]                                   /s/ Lynette L. Herr
                                       ----------------------------------------
                                       Notary Public, State of Texas
My Commission Expires:
                                         Lynette L. Herr
                                       ----------------------------------------
April 27, 2002                         Printed Name of Notary Public
-----------------


EXHIBIT LIST

Exhibit A - Legal Description

                                  EXHIBIT I

                     LETTER OF CREDIT PRO FORMA WORDING

                               PAGE ONE OF TWO

               (FOR LETTER OF CREDIT ISSUED BY IMPERIAL BANK)

APPLICANT:

BENEFICIARY:

AMOUNT:


EXPIRY DATE AND PLACE FOR PRESENTATION OF DOCUMENTS: [need date] IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2ND FLR., REDONDO BEACH, CA 90278

CREDIT IS AVAILABLE WITH IMPERIAL BANK INTERNATIONAL DIVISION AGAINST PAYMENT
OF DRAFTS DRAWN AT SIGHT ON IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2ND FLR., REDONDO BEACH, CA 90278

DOCUMENTS REQUIRED:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. BENEFICIARY'S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER CERTIFYING THAT [APPLICANT' NAME] IS IN DEFAULT OR THAT AN EVENT OF DEFAULT HAS OCCURRED UNDER ONE OR MORE OF THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED [GIVE DATE] THAT EXISTS BETWEEN [APPLICANT'S NAME] AND [BENEFICIARY'S NAME] AND THAT ANY APPLICABLE CURE PERIOD HAS LAPSED WITHOUT REMEDY.

SPECIAL CONDITIONS:

ALL INFORMATION REQUIRED UNDER DOCUMENT REQUIREMENT NO. 2 WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS THIRTY (30) DAYS PRIOR TO ANY SUCH DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT ACCOMPANIED BY YOUR ORIGINAL SIGNED STATEMENT WORDED AS FOLLOWS: [beneficiary] HAS RECEIVED NOTICE FROM IMPERIAL BANK THAT THE EXPIRATION DATE OF LETTER OF CREDIT NO. [INSERT L/C NO.] WILL NOT BE EXTENDED FOR AN ADDITIONAL PERIOD. AS OF THE DATE OF THIS DRAWING, [beneficiary] HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO [beneficiary] AS SUBSTITUTE FOR IMPERIAL BANK LETTER OF CREDIT NO. [INSERT L/C NO.].

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE MMDDYY.

ALL DRAFTS AND DOCUMENTS REQUIRED UNDER THIS LETTER OF CREDIT MUST BE MARKED:
"DRAWN UNDER IMPERIAL BANK LETTER OF CREDIT NO. [INSERT L/C NO.]"

ALL DOCUMENTS ARE TO BE DISPATCHED IN ONE LOT BY COURIER SERVICE TO IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2ND FLR., REDONDO BEACH, CA 90278

                                  EXHIBIT I

                      LETTER OF CREDIT PRO FORMA WORDING

                               PAGE TWO OF TWO

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

                                  EXHIBIT J

                            CONFIDENTIAL AGREEMENT

                    DISCLOSURE OF CONFIDENTIAL INFORMATION

This agreement, effective this 27th day of October 1999 by and between Silicon Laboratories Inc., a corporation organized under the laws of the State of Delaware, and having its principal place of business at 4635 Boston Lane, Austin, TX 78735, and Stratus 7000 West Joint Venture, a joint venture organized under the laws of Texas and having its principal place of business at Stratus Properties Inc. 98 San Jacinto, Suite 220 Austin, Texas 78701 hereinafter referred to as the "party" or the "parties." Whereas, the parties desire to discuss with each other information relating to historical financial information, financial forecasts, business plans, staffing levels and future product development activities.

Now, therefore, in consideration of the aforesaid disclosures and further in consideration of the rights and obligations hereinafter set forth, it is hereby agreed as follows:

I. Each party shall hold in confidence any and all confidential information disclosed by the other, with regard to the above part numbers and shall exercise the same degree of diligence with respect to the dissemination of such information as that exercised with respect to their own confidential information which they do not want disclosed.

II. Each party agrees not to disclose to any third party confidential information disclosed by the other or to offer for sale or otherwise dispose of to any third party devices (or information relating to the subject matter) utilizing any of the confidential information (unless otherwise authorized in writing).

Information disclosed hereunder shall not be deemed to be confidential if:

          A. The information was generally available to the public at the time of disclosure to the receiving party; or
          B. The information hereafter becomes generally available to the public, except as the result of unauthorized disclosure by the receiving party; or
          C.   The party disclosing the information agrees, in writing, that it can be disclosed, by the receiving party to a third party; or
          D.   The information is known to the receiving party and documented in writing prior to its receipt, is not subject to a non-disclosure commitment on the part of the receiving party, and the receiving party informs the disclosing party of such facts at the time of the disclosure; or
          E. The information is or becomes available on an unrestricted basis to a third party from the disclosing party or from someone acting under its control (except that a corporate subsidiary of either party shall not be deemed a "third party" hereunder).

In the event the receiving party is obligated to produce such information, as a result of court order or pursuant to governmental action and the transmitting party shall have been given notice and an opportunity to appear and object to such disclosure but is unsuccessful, then the receiving party may produce such information as is required by the court order or governmental action to such third party.

III. The disclosing party's confidential information shall be made available only to those employees of the receiving party who have a reasonable need for such information.

IV. The parties agree not to utilize any such confidential information received under this Agreement in the manufacture of articles sold or offered for sale to anyone other than the disclosing party without prior written consent of the disclosing party, subject to the same exceptions set forth in Paragraph II above.

V. Any confidential disclosure, if made orally, shall be identified as confidential prior to disclosure and shall be promptly confirmed in writing by the disclosing party, within 30 days, if the disclosing party wishes to keep such information proprietary under this Agreement.

                                  EXHIBIT J

VI. Nothing in this Agreement shall be construed to grant to either party any right or license under any patent of the other party.

VII. The obligations under paragraphs I, II, III, and IV shall continue for a period of one (1) year after the end of term of a Lease Agreement Between Stratus 7000 West Joint Venture as Landlord and Silicon Laboratories Inc. as Tenant dated OCTOBER 27, 1999.

VIII. It is understood by both parties that such information may relate to products that are under development or planned for development. BOTH PARTIES UNDERSTAND THAT NO WARRANTIES ARE MADE OR IMPLIED REGARDING THE ACCURACY OF THIS INFORMATION. Neither party accepts responsibility for any expense, losses, or action incurred or undertaken by the other as a result of the receipt of this information. It is further understood by both parties that neither party warrants or represents that it will introduce any product to which the information is disclosed herein is related.

IX The adjudication of this agreement shall be governed by the laws of the State of Texas.

X. The existence of this agreement and, the fact that confidential information exists and has been disclosed constitutes confidential information and shall be treated as such under the terms of this agreement.

By    /s/ Navdeep S. Sooch                   By   /s/ William H. Armstrong, III
      -------------------------                   -----------------------------
      Signature                                   Signature

      -------------------------                   -----------------------------
      Navdeep S. Sooch                            William H. Armstrong, III

      -------------------------                   -----------------------
      Chairman and Chief Executive Officer        President and CEO
      Silicon Laboratories Inc.                   Stratus Properties Inc.,
                                                  a Delaware limited
                                                  liability company